UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     June 3, 2008
MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
50 Cobham Drive, Orchard Park, NY 14127-4121

(Address of principal executive offices)

Registrant’s telephone number, including area code: 716-855-1068

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Karen L. Sonnhalter has been appointed Vice President, Controller and principal accounting officer of Minrad International, Inc., effective June 16, 2008. Ms. Sonnhalter is joining Minrad from Steris Corporation, a durable medical equipment company, where she has served as Operations Controller and Group Controller since 2001. From 1998 to 2001, she was employed by BF Goodrich Performance Materials where she held the positions of Director of Finance and Planning and Controller, Polymers Division. From 1994 to 1997, MS. Sonnhalter served as the Director of Finance and Controller of Tremco, Incorporated from 1994 to 1997. Ms. Sonnhalter is a graduate of Cleveland State University and received her MBA from Weatherhead School of Management, Case Western University.
In connection with her hiring, Ms. Sonnhalter will receive options to acquire 50,000 shares of Minrad stock, with an exercise price equal to the closing market price of the stock on the day she begins employment with the Company. Half of the options will vest on the first anniversary of the grant and the balance on the second anniversary. The options will expire five years after their vesting date. Ms. Sonnhalter will also have the opportunity to earn up to $75,000 in incentive compensation for 2008 if certain company and individual objectives are met. Her incentive opportunity for 2009 will be no less than $82,000 and will be based on both company and individual objectives. The Company is also paying her $35,000 to cover her relocation expenses.
Effective on June 16, 2008, Minrad’s current controller, William Rolfe, will become Treasurer. He will also continues to serve as a Vice President. Mr. Rolfe has been the Controller of Minrad since January 2006 and Controller of Minrad Inc since September 2004. He served as interim CFO of Minrad from August 2006 to March 2008. From 1999 to 2004, he was the President of Pharmatech Products LLC. From 1995 to 1999, Mr. Rolfe served as the CFO of Republic Drug Company. From 1990 to 1995, he was the General Manager of Starline Products Inc. Prior to these positions, Mr. Rolfe served in a variety of financial management positions after having been a CPA with KPMG. He is a graduate of Canisius College.
In connection with his appointment, Mr. Rolfe will receive options to acquire 50,000 shares of Minrad stock, with an exercise price equal to the closing market price of the stock on the day he becomes Treasurer. Half of the options will vest on the first anniversary of the grant and the balance on the second anniversary. The options will expire five years after their vesting date.
Minrad’s Treasurer, Richard Tamulski has resigned from the offices of Vice President and Treasurer effective June 3, 2008. He will also be leaving his employment with the Company after a transition period of up to 60 days.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINRAD INTERNATIONAL, INC. (Registrant)
June 9, 2008	By:	/s/ WILLIAM H. BURNS, JR.
William H. Burns, Jr.
CEO